Exhibit 99.1
growth efficiency financial strength asset quality

Forward-Looking Statements This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) Hudson City Bancorp, Inc.'s ("Hudson City" or "HCBK") plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (ii) other statements identified by words such as "may", "believe", "expect", "anticipate", "should", "plan", "estimate", "predict", "continue", "potential", or words of similar meaning. Factors that could cause actual results to differ materially from those expressed in the forward- looking statements are discussed in Hudson City's 2007 Annual Report on Form 10-K and the September 30, 2008 Form 10-Q both filed with the Securities and Exchange Commission and are available at the SEC's Internet site (http://www.sec.gov) or through our Internet site (http://www.hcbk.com). Any or all of the forward-looking statements in this presentation and in any other public statements made by Hudson City may turn out to be wrong. They can be affected by inaccurate assumptions Hudson City might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed, Hudson City does not intend to update any of the forward-looking statements after the date of this presentation or to conform these statements to actual events.

Our average deposits-per-branch of $145 million continue to exceed the national average of $71 million for FDIC insured institutions. Increased number of branches by 41% since January 2006 to 127 branch locations: 93 in New Jersey, 25 in New York and 9 in Connecticut "First-step" conversion in July 1999, selling 47% and raising $541 million and completed "second-step" conversion on June 7, 2005 raising $3.9 billion Largest thrift based on a market capitalization of $6.1 billion with assets over $51 billion Since December 31, 1999*: Grown Assets by 536% Grown Deposits by 176% Grown EPS by 456% Overview *Reflects change in total assets and total deposits from December 31, 1999 to December 31, 2008 and change in EPS from full year 2000 to December 31, 2008

"Best-Managed Bank of the Year." Forbes, 2007 & 2008 Simple, Consistent Operating Model Originate and purchase single family mortgage loans A jumbo originator and purchaser Retain all loans originated and purchased Outstanding credit quality Multiple mortgage loan distribution channels Retail (our own agents and extensive branch network ) Retail (mortgage brokers and bankers) Wholesale (geographic diversity) Fund lending and investing activities with retail deposits and borrowings Industry-leading operating efficiency ratio of 21% Effective customer service and attractive pricing growth

More than 20% compounded annual asset growth for the last 10 years.

Strong Asset Growth (in millions) (CAGR) Compounded Annual Growth Rate

Residential Mortgage Lending Growth (in millions) (CAGR) Compounded Annual Growth Rate Other includes FHA/VA, Multifamily, Commercial and Other Loans

Our Fairfield County, CT presence, has yielded greater loan production figures than our Bergen County marketplace, our previous historical leader. Continue strategy of internally-generated growth Increase mortgage originations and purchases Pursue branch expansion in existing and adjacent markets with similar demographics Capitalize on merger-related market disruption Ability to target both high- and moderate-income customers facilitates expansion Deposit Growth 2008 Record Year for Deposit Growth Grew deposits $3.31 billion for 2008 - 21 % increase Strategy: Focused Growth

Growth in Desirable Markets COUNTY HHI Rank Morris, NJ 7 Somerset, NJ 8 Putnam, NY 10 Rockland, NY 19 Fairfield, CT 28 Suffolk, NY 35 Bergen, NJ 39 Westchester, NY 41 Monmouth, NJ 48 Source: SNL DataSource. We Have Branches Located in 9 of the Top 50 Counties in the U.S. in Terms of Median Household Income

12/31/08 # of Branches 9 5 9 9 11 43 Sept. 2006 Dec. 2008 New Jersey 64938 533347 Staten Island, NY 66873 410768 Fairfield, CT 233000 644940 Long Island, NY 236109 922895 Westchester, NY 864795 1184370 Total 1465715 3696320 Strong Growth in New Markets Number of Deposits (in $ thousands) +290% +176% 514% +36% +721% +152%

Winning Formula = Efficiency + Conservative Credit Underwriting Competitive Pricing + Profit

efficiency

Frugality is best measured by a bank's efficiency ratio (defined as a ratio of overhead costs such as salaries, rent, and so on to revenue). "The top spot again goes to Hudson City." November 12, 2007

*Source: SNL Financial Industry-Leading Operational Efficiency Hudson City ranked #1 in efficiency ratio among the 50 largest banks and thrifts by assets at September 30, 2008* $145 million in average deposits per branch at December 31, 2008 Efficiency Ratio at December 31 asset quality

Home Price Index for Major US Markets November 2007-08 20-city Index -18.2% N.Y. Metro (includes North Jersey) -8.6% Las Vegas -31.6% Los Angeles -26.9% Miami -28.7% Phoenix -32.9% Washington -19.4% Source: Standard & Poor's - S&P/Case-Shiller Home Price Index

Maximum Loan-To-Value Max Loan Amounts Max LTV Up to $600,000 90%* $600,100 - $1,000,000 80% $1,000,100 - $1,500,000 75% $1,500,100 - $2,000,000 70% $2,000,100 - $2,500,000 65% $2,500,100 - $3,000,000 60% Average LTV on 1-4 Family (98.4% of Total Loan Portfolio) 61% * Requires PMI enhancement for loans above 80% LTV (1.6% of Portfolio) (as of 12/31/08)

December 31, 2008 December 31, 2008 December 31, 2008 December 31, 2008 December 31, 2008 Loan Balance # of Accounts % of Total Loans Non-Performing Loans: 1-4 Family First Mortgages 199,484,071 522 0.68% Commercial Mortgages 1,853,544 4 0.01% FHA/VA 6,407,220 30 0.02% PMI 1,158,520 5 0.00% Equity loans and lines 1,060,476 13 0.00% Other loans 7,610,514 6 0.03% Total non-performing loans 217,574,345 580 0.74% Total Loans: 1-4 Family First Mortgages 28,674,153,452 71,300 97.47% Commercial Mortgages 53,421,184 110 0.18% FHA/VA 20,196,559 130 0.07% PMI 261,527,622 808 0.89% Equity loans and lines 364,289,082 8,699 1.24% Other loans 45,336,407 2,509 0.15% Total Loans 29,418,924,306 83,556 100.00%

Provision for Loan Losses and Net Charge-offs ($ thousands)

Hudson City quality among the top 3 lenders nationwide for conservative underwriting standards. "Hudson doesn't--and has never-issued subprime or low down-payment mortgages. And unlike many other lenders, they hold onto all mortgages they originate rather than selling them on the secondary market." August 21, 2007 August 2007 financial strength

Split adjusted (2:1 June 2002 and 3.206:1 June 2005) (CAGR) Compounded Annual Growth Rate Earnings and Dividends Growth

Earnings Per Share

Cumulative Cash Returned to Shareholders Dividends do not include dividend paid to MHC (in millions)

December 31, 2008 + Initial (7/99) split adjusted stock price $1.56 - Total cumulative dividend paid $1.96 = Net cost of shares purchase in IPO $ - 0.40

Insider Ownership Institutional Ownership Non-Institutional Ownership HCBK Ownership 10 71 19 HCBK Ownership Breakdown Institutional Investors Individual Investors Insider Ownership* * Includes Beneficial Ownership of Directors and Executives Officers plus the ESOP Source: NASDAQ Online September 2008

"Best-Managed Bank of the Year." 2007 & 2008 12/22/08

What Are People Saying About Us?

growth efficiency financial strength asset quality